Exhibit 107

Calculation Of Filing Fee Tables

Form S-8

(Form Type)

Aptinyx Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of Securities to be Registered	Fee Calculation Rule	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Rate Fee	Amount of Registration Fee
Equity	Common stock, $0.01 par value per share	Rule 457(c) and 457(h)	2,708,628 shares	(2)	$3.11	(3)	$8,423,834	$0.0000927	$780.89
Total Offering Amounts							$8,423,834		—
Total Fees Previously Paid									—
Total Fees Offset									—
Net Fee Due									$780.89

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2018 Stock Option and Incentive Plan (the “2018 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Represents 2,708,628 shares of common stock reserved for issuance under the 2018 Plan which were automatically added to the shares authorized for issuance thereunder on January 1, 2022. In addition to the shares registered under the 2018 Plan, to the extent that awards outstanding under the 2015 Stock Option and Grant Plan (the “2015 Plan”) as of the date of this registration statement are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2018 Plan. The 2018 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2018 Plan on January 1 of each year. The number of shares added each year will be equal to the lesser of: (i) 4.0% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or (ii) such amount as determined by the Compensation and Management Development Committee of the Registrant’s Board of Directors.

(3)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for the common stock on The Nasdaq Global Select Market on March 18, 2022.